AFFILIATED UNDERWRITING CHECKLIST FOR 40-Act FUNDS: (This checklist can be found in Excel at l:\cheklist\funds.xls)

This Checklist must be completed in order to ensure compliance with the 40-Act requirements applicable to participations in affiliated underwritings for 40-Act funds. Please complete this Checklist immediately after participating in an affiliated underwriting on behalf of each 40-Act Fund and forward it to Lauren Teetsel in the New York Compliance Department for review, record-keeping and reporting purposes. The Compliance Department in New York must receive this Checklist from all MSDWIM offices that engage in affiliated underwriting transactions for the 40-Act Funds they manage.

Note: A red herring prospectus must be included with the Checklist and a final prospectus must be forwarded to the New York Compliance Department for regulatory record retention purposes.


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Issuer: KPMG Consulting Inc./KCIN    Fund(s) List below
                                    (please use GIM2 acronyms or
                                     proper fund names)
Offering Date: 02/07/2001            No. of Securities Offered:    112,035,000
                                    (# of shares or # of bonds)

Affiliated Broker:   MS&Co.          Price Per Unit:     $18.00
--------------------------------------------------------------------------------

The securities to be purchased are:  Check One

[X]Registered under the Securities Act of 1933 [ ] Eligible Rule 144A securities

[ ] Municipal Securities            [ ] Offered in an  Eligible Foreign Offering

                                                                   YES        NO
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  1   Are the securities  being offered pursuant to a  firm commitment
       underwriting?                                                X
      --------------------------------------------------------------------------
                                                                   YES        NO
      --------------------------------------------------------------------------
  2   Will transaction be executed away from Morgan Stanley Dean Witter and not  allocated to Morgan Stanley Dean Witter if
      it is a "pot trade"?                                          X
      --------------------------------------------------------------------------
                                                                   YES        NO
      --------------------------------------------------------------------------
  3   Has the executing dealer represented that Morgan Stanley Dean Witter will not receive compensation in connection
      with the transaction?                                        X
      --------------------------------------------------------------------------
                                                                   YES        NO
      --------------------------------------------------------------------------
  4 Will the securities be purchased at not more than the public offering price and no later than the close of the first full business day
      on which any sales are made?                                  X
      --------------------------------------------------------------------------
                                                                   YES        NO
      --------------------------------------------------------------------------
  5   Is the commission or spread to be received by the underwriters reasonable and fair compared to that received in comparable
      transactions?                                                 X
      --------------------------------------------------------------------------
                                                              YES    NO      N/A
      --------------------------------------------------------------------------
  6   If not a municipal issuer, has the issuer ( including predecessors)
      been in continuous operation for at least three years?   X
      --------------------------------------------------------------------------
                                                              YES    NO      N/A
      --------------------------------------------------------------------------
  7 If a municipal issuer, (1) does the issue have an investment grade rating from at least one Nationally Recognized Statistical Rating Organization, or (2) if the issuer has less than three (3) years of continuous operations, does the issue have one of the three highest
      ratings from one such rating organization?                             X
      -------------------------------------------------------------------------
                                                              YES   NO      N/A
      --------------------------------------------------------------------------
  8 If the transaction is intended for a third-party 40-Act Fund, has it adopted affiliated underwriting procedures that permit it to engage in
      this transaction?                                        X
      --------------------------------------------------------------------------
                                                                      YES     NO
      --------------------------------------------------------------------------
  9   Is the total principal amount of securities purchased by MSDWIM/MAS
      for all 40-Act Funds no more than 10% of the total offering?     X

      ** Do not include offshore funds (i.e. SICAVs) in this calculation.**

      SHOW CALCULATION HERE:

      Total Units Offered:                        112,035,000
      Price per Unit:                                   18.00
      10% of Total Offering:                   201,663,000.00


      40-Act Fund      Units        Offer        Total          Selling Broker
                       To Buy    Price Value

      *SEE LEGEND

      00071281          6,800       18.00        $122,400        MLCO
      00071928                      18.00              $0
      00081087         40,200       18.00        $723,600        MLCO
      255                 300       18.00          $5,400        BEST
      391486           39,600       18.00        $712,800        LEHM
      391548            4,300       18.00         $77,400        GSCO
      391822            5,300       18.00         $95,400        GSCO
      391829           35,200       18.00        $633,600        JPMS
      52297             3,400       18.00         $61,200        BEST
      8716                300       18.00          $5,400        BEST
      89902549          4,800       18.00         $86,400        JPMS
      89902551         16,400       18.00        $295,200        BEST
      ESTF0004          7,700       18.00        $138,600        BEST
      JL50                700       18.00         $12,600        BEST
      JU3I              1,600       18.00         $28,800        BEST
      MTEC              3,400       18.00         $61,200        LEHM
      PRINAGGR         12,500       18.00        $225,000        Bear Stearns
      PRINCON             700       18.00         $12,600        Lehman Bros
      PRINLCV             200       18.00          $3,600        Lehman Bros
      PRINPART          2,500       18.00         $45,000        Bear Stearns
      PRINSCG             100       18.00          $1,800        Bear Stearns
      UFEG              6,100       18.00        $109,800        LEHM
      UFTECH            2,000       18.00         $36,000        BEST
      ----------------------------------------------------
      Total Shares    194,100
      Total Purchased by all 40-Act Funds       $3,493,800
      Total % of Deal Purchased by all Funds         0.17%
      --------------------------------------------------------------------------
                                                                     YES      NO
      --------------------------------------------------------------------------
 10   Has a copy of this completed checklist been forwarded to Lauren Teetsel
      in MSDWIM Compliance?                                           X
      --------------------------------------------------------------------------

      Portfolio Manager's or designee's Signature

      **************************************
      MSDWIM Compliance*:                                             YES    NO
      --------------------------------------------------------------------------
 11 Has a copy of this Checklist been forwarded to Chase Global Fund Services (fax# 617-557-8610) for MSDWIM-sponsored 40-Act Funds and to the appropriate outside administrators for third-party Funds?
      --------------------------------------------------------------------------

      * Compliance personnel at the MSDWIM office executing these trades is responsible for ensuring that the appropriate outside administrator receives a copy of the Checklist (Chase for proprietary funds)


*LEGEND

GIMS ACRONYM        ACCOUNT NAME

00071281            MSDWIF - SMALL COMPANY GROWTH PORTFOLIO
00071928            MSDWIF - VALUE EQUITY PORTFOLIO
00081087            MSDWIF - EQUITY GROWTH PORTFOLIO
255                 LSA VARIABLE SERIES TRUST - FOCUSED EQUITY FUND
*391486             MSDW GROWTH FUND
*391548             MSDW SELECT DIMENSIONS GROWTH PORTFOLIO
*391822             MSDW TAX MANAGED GROWTH FUND
52297               VAN KAMPEN SERIES FUND INC. - EQUITY GROWTH FUND
8716                CIGNA CHARTER LARGE COMPANY STOCK GROWTH FUND
89902549            MSDWIF -  FOCUS EQUITY PORTFOLIO
89902551            VAN KAMPEN SERIES FUND INC. -  FOCUS EQUITY FUND
ESTF0004            ENDEAVOR ASSET ALLOCATION PORTFOLIO
JL50                VAN KAMPEN TAX MANAGED EQUITY GROWTH FUND
MTEC                MSDWIF - TECHNOLOGY PORTFOLIO
PRINAGGR            PRINCIPAL AGGRESSIVE GROWTH FUND
PRINCON             PRINCIPAL ASSET ALLOCATION FUND - CONCENTRATED
PRINLCV             PRINCIPAL ASSET ALLOCATION FUND - LARGE CAP VALUE
PRINSCG             PRINCIPAL ASSET ALLOCATION FUND - SMALL CAP GROWTH
PRINPART            PRINCIPAL PARTNERS AGGRESSIVE GROWTH FUND
UFEG                UNIVERSAL INSTITUTIONAL FUNDS INC. - EQUITY GROWTH PORTFOLIO
UFTECH              UNIVERSAL INSTITUTIONAL FUNDS INC. - TECHNOLOGY PORTFOLIO

* Dean Witter Adviser's Funds